Exhibit 99

Ingredion Incorporated	NEWS RELEASE
5 Westbrook Corporate Center
Westchester, IL 60154	CONTACT:
Investors: Aaron Hoffman, 708-551-2592
Media: Claire Regan, 708-551-2602

INGREDION INCORPORATED REPORTS FIRST QUARTER 2014 RESULTS

•                  First quarter 2014 reported EPS fell 32 percent to $0.96 from $1.41 in the first quarter 2013

•                  Company maintains full year earnings per share guidance of $5.35 to $5.75 in spite of higher-than-expected weather-related costs and increased anticipated negative impact from foreign exchange rates

•                  Company continues to expect operating income to increase in all four regions for the full year

WESTCHESTER, Ill., April 30, 2014 — Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries, today reported results for the first quarter 2014.

“As we expected and communicated in our outlook, the first quarter was down sharply compared to the year ago period,” said Ilene Gordon, chairman, president and chief executive officer.  “As expected, Argentina was down significantly as we begin to lap the economic and political issues that have led to a severe cost squeeze.  In North America, the impact of extreme winter weather conditions on operating, energy and transportation costs persisted throughout the quarter and resulted in worse-than-anticipated operating income.  Also as forecast, the layout of our corn costs for our fixed price contracts resulted in year-over-year unfavorability.

“Also in-line with our expectations for the quarter, volumes were positive in South America, Asia Pacific and EMEA.  At the same time, operating income was up in Asia Pacific and EMEA while South America showed continued year-over-year sequential improvement.

“Our operating plan anticipated this slow start to the year and we expect year-over-year results to improve in each quarter as the year unfolds.  As such, we are maintaining our full year EPS and operating income guidance,” Gordon added.

-more-

Estimated factors affecting change in earnings per share (EPS)

1Q14
Margin	(0.39)
Volume	0.02
Foreign exchange	(0.11)
Other income	—
Total operating items	(0.48)

Financing costs	—
Shares outstanding	0.04
Tax rate	0.01
Non-controlling interest	(0.02)
Total non-operating items	0.03
Total items affecting EPS	(0.45)

Financial Highlights

•                  At March 31, 2014, total debt and cash and cash equivalents were $1.78 billion and $560 million, respectively, versus $1.81 billion and $574 million, respectively, at December 31, 2013.

•                  During the first quarter of 2014, net financing costs were $17 million, flat with the year-ago period.

•                  The first quarter effective tax rate was 28.8 percent compared to 29.2 percent in the year-ago period.

•                  In the first quarter 2014, cash flow provided by operations was $121 million, compared to $30 million of cash used in operations in the first quarter 2013.

•                  Capital expenditures, net of disposals, were $59 million in the first quarter 2014 and $66 million in the year-ago period.

Business Review

Total Ingredion

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
First quarter	1,584	-92	2	-137	1,357	-14%

First quarter 2014

•                  Sales were down 14 percent as a result of currency devaluations and negative price/mix which was a result of lower raw material costs partially offset by a slight increase in volume.

•                  Operating income was $122 million, a 30 percent decrease compared to $175 million in the first quarter of 2013.  The decline was primarily due to soft results in North America caused by costs associated with extreme weather and the layout of fixed price contract corn hedges, and continued weakness in Argentina.  Strength in Asia Pacific and EMEA helped partially offset the decline.

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North America

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
First quarter	910	-10	-18	-145	737	-19%

First quarter 2014

•                  Sales declined 19 percent as a result of unfavorable price/mix due to lower raw material costs, negative volume and currency headwinds.  The significant decline in price is a result of the pass-through of lower corn costs.

•                  Operating income of $65 million was down 39 percent from a record first quarter in 2013 of $108 million primarily due to costs associated with extreme weather and the year-over-year variance in corn hedges.  The weather-related costs represented about half of the decline.

South America

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
First quarter	349	-71	13	3	294	-16%

First quarter 2014

•                  Sales were down largely due to currency devaluations in Brazil and Argentina partially offset by increased volume in Brazil and Colombia as well as favorable price/mix in the region.

•                  Operating income in the quarter was $30 million, down 31 percent, or $13 million primarily as a result of higher input costs and currency devaluations that could not be immediately passed through during the quarter.  Over 90 percent of the decline was attributable to Argentina.

Asia Pacific

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
First quarter	196	-10	4	-5	185	-5%

First quarter 2014

•                  Sales decreased 5 percent as a result of foreign exchange headwinds and unfavorable price/mix partially  offset by positive volume.

•                  Operating income rose 12 percent from $23 million to $26 million.  The results were particularly good in China, South Korea and Thailand.

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Europe, Middle East, Africa (EMEA)

$ in millions	2013 Net sales	FX Impact	Volume	Price/mix	2014 Net sales	% change
First quarter	130	-1	3	9	141	+9%

First quarter 2014

•                  Sales rose by 9 percent due to price/mix improvement and volume growth partially offset by slight currency devaluations.

•                  Operating income was $21 million, an increase of 9 percent, largely due to favorable price/mix and volume growth.

2014 Guidance

2014 EPS is expected to be in a range of $5.35 to $5.75 compared to $5.05 in 2013.  The guidance anticipates ongoing cost pressures in Argentina; a challenging environment as sugar prices remain low; an increase in expected negative impact from foreign exchange rates from $0.20 to $0.25 to $0.30 to $0.35; and, an effective tax rate of 27 - 28 percent.  All four regions are expected to deliver increased operating income.  However, as a result of lower input costs, sales are expected to drop significantly for the total Company.

Cash generated by operations is expected to be approximately $700 - 750 million in 2014.

Capital expenditures in 2014 are anticipated to be approximately $300 million.  These investments will support growth and cost reduction actions across the organization.

Conference Call and Webcast

Ingredion will conduct a conference call today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Jack Fortnum, chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Ingredion web site at www.ingredion.com. The presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.ingredion.com.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE:INGR) is a leading global ingredients solutions provider specializing in nature-based sweeteners, starches and nutrition ingredients. With customers in more than 40 countries, Ingredion serves approximately 60 diverse sectors in food, beverage, brewing, pharmaceuticals and other industries. For more information, visit www.ingredion.com.

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Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, continuation or worsening of the current economic, currency and political conditions in South America and economic conditions in Europe, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports on Forms 8-K.

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Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,		Change
(In millions, except per share amounts)	2014	2013	%
Net sales before shipping and handling costs	$1,435.0	$1,662.4	(14)%
Less: shipping and handling costs	77.8	78.6	(1)%
Net sales	$1,357.2	$1,583.8	(14)%
Cost of sales	1,107.4	1,278.2	(13)%
Gross profit	$249.8	$305.6	(18)%

Operating expenses	132.4	135.5	(2)%
Other (income), net	(4.9)	(5.0)	(2)%
Operating income	$122.3	$175.1	(30)%
Financing costs, net	16.6	16.8	(1)%
Income before income taxes	$105.7	$158.3	(33)%
Provision for income taxes	30.5	46.3
Net income	$75.2	$112.0	(33)%
Less: Net income attributable to non-controlling interests	2.6	1.2	117%
Net income attributable to Ingredion	$72.6	$110.8	(34)%

Earnings per Common Share Attributable to Ingredion
Common Shareholders:

Weighted average common shares outstanding:
Basic	74.6	77.4
Diluted	75.8	78.8

Earnings per common share of Ingredion:
Basic	$0.97	$1.43	(32)%
Diluted	$0.96	$1.41	(32)%

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Balance Sheets

(In millions, except share and per share amounts)	March 31, 2014	December 31, 2013
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$560	$574
Accounts receivable — net	813	832
Inventories	757	723
Prepaid expenses	21	17
Deferred income taxes	36	68
Total current assets	2,187	2,214

Property, plant and equipment — net	2,136	2,156
Goodwill	530	535
Other intangible assets — net	308	311
Deferred income taxes	14	15
Investments	10	11
Other assets	116	118
Total assets	$5,301	$5,360

Liabilities and equity
Current liabilities
Short-term borrowings	$61	$93
Accounts payable and accrued liabilities	658	727
Total current liabilities	719	820

Non-current liabilities	153	163
Long-term debt	1,718	1,717
Deferred income taxes	207	207
Share-based payments subject to redemption	15	24

Equity
Ingredion stockholders’ equity:
Preferred stock — authorized 25,000,000 shares- $0.01 par value, none issued	—	—
Common stock — authorized 200,000,000 shares- $0.01 par value — 77,810,875 and 77,672,670 shares issued at March 31, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	1,171	1,166
Less: Treasury stock (common stock; 3,268,524 and 3,361,180 shares at March 31, 2014 and December 31, 2013, respectively) at cost	(220)	(225)
Accumulated other comprehensive loss	(575)	(583)
Retained earnings	2,086	2,045
Total Ingredion stockholders’ equity	2,463	2,404
Non-controlling interests	26	25
Total equity	2,489	2,429

Total liabilities and equity	$5,301	$5,360

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(In millions)	2014	2013

Cash provided by operating activities:
Net income	$75	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	49
Decrease in margin accounts	32	—
Increase in other trade working capital	(55)	(222)
Other	21	31
Cash provided by (used for) operating activities	121	(30)

Cash used for investing activities:
Capital expenditures, net of proceeds on disposals	(59)	(66)
Short-term investments	—	19
Other	—	2
Cash used for investing activities	(59)	(45)

Cash used for financing activities:
Proceeds from (payments on) borrowings, net	(34)	11
Issuance (repurchase) of common stock, net	(1)	8
Dividends paid (including to non-controlling interests)	(33)	(22)
Cash used for financing activities	(68)	(3)

Effect of foreign exchange rate changes on cash	(8)	(5)
Decrease in cash and cash equivalents	(14)	(83)
Cash and cash equivalents, beginning of period	574	609
Cash and cash equivalents, end of period	$560	$526

Ingredion Incorporated (“Ingredion”)

Supplemental Financial Information

(Unaudited)

(In millions)

I.  Geographic Information of Net Sales and Operating Income

	Three Months Ended March 31,		Change
	2014	2013	%
Net Sales
North America	$736.9	$909.8	(19)%
South America	293.8	348.7	(16)%
Asia Pacific	185.4	195.5	(5)%
EMEA	141.1	129.8	9%
Total	$1,357.2	$1,583.8	(14)%

Operating Income
North America	$65.2	$107.7	(39)%
South America	29.9	43.4	(31)%
Asia Pacific	25.7	23.0	12%
EMEA	21.1	19.3	9%
Corporate	(19.6)	(18.3)	7%
Total	$122.3	$175.1	(30)%